UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2009

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 8, 2009, the Board of Directors of MSCI Inc. (the “Company”) appointed Catherine R. Kinney as a member of the Company’s Board of Directors.  The Board of Directors determined that Ms. Kinney is independent in accordance with the director independence standards established under the Company’s Corporate Governance Policies.  Ms. Kinney has been appointed to the Nominating and Corporate Governance Committee.

As a member of the Board of Directors, Ms. Kinney will receive (i) a cash retainer under the Board's cash compensation policy (which she may, pursuant to the Company’s policies, elect to receive in the form of MSCI common stock under the MSCI Independent Directors’ Equity Compensation Plan (the “Directors’ Plan”) and (ii) equity based compensation in the form of MSCI restricted stock units pursuant to the Directors’ Plan.  All directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release of MSCI Inc. dated September 10, 2009.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: September 10, 2009	By:	/s/ Henry Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman